Exhibit 99.1

October 6, 2006
United States Securities and Exchange Commission
450 5th Street NW
Washington DC 20549

Dear Sir or Madam:

We have read item 4 of form 8k dated October 11, 2006 of SBD International Inc and are in agreement with the statements which state that since we were engaged by the registrant there were no disagreements between the registrant and Bagell, Josephs, Levine & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Bagell, Josephs, Levine & Company, LLC would have caused Bagell, Josephs, Levine & Company LLC to make reference to the matter in its reports on the registrants financial statements.

We have no basis to agree or disagree with other statements of the registrant contained therein.

If you have any questions or need additional information, please contact us at 856 346 2828.

\s\ Bagell, Josephs, Levine & Company, LLC

Bagell, Josephs, Levine & Company, LLC
High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsbor, New Jersey 08026